Exhibit 99.1

 USA Technologies, Inc. Receives Additional Nasdaq Deficiency as Anticipated

Extends Contract of Interim Chief Financial Officer

 Malvern, Pa.--(BUSINESS WIRE)—May 20, 2019—USA Technologies, Inc.  (Nasdaq: USAT) (the “Company”), a premier digital payment, consumer engagement and logistics service provider for the self-service retail market, today announced that on May 14, 2019 it received, as expected, a notice from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company's delay in filing its Form 10-Q for the quarter ended March 31, 2019 (the "March 31, 2019 Form 10-Q") constituted an additional basis for delisting the Company’s  securities. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”). Previously, and as required, on May 13, 2019, the Company filed a Form 12b-25 with the SEC which reported that it would not be in a position to timely file the March 31, 2019 Form 10-Q.

As previously reported, on April 17, 2019, the Nasdaq Hearings Panel (the “Panel”) granted the Company’s request for continued listing of the Company’s stock on Nasdaq, and granted the Company until September 9, 2019 to regain compliance with its filing requirements, including the March 31, 2019 Form 10-Q. In addition, the Company is required to provide the Panel on May 30, 2019, June 28, 2019, July 31, 2019 and on August 15, 2019, with a written update regarding the status of the remediation and audit process.

The May 14, 2019 notice indicated that the Company should present its views regarding the additional deficiency to the Panel in writing. The Company has done so, and has indicated that the additional deficiency should not affect the exception previously granted by the Panel as the additional deficiency was contemplated by the Panel’s exception.

The Company is working diligently to regain compliance with its periodic reporting requirements, and anticipates doing so by no later than September 9, 2019.

The Company also announced today that on May 14, 2019, it had extended the contract of Glen E. Goold, its interim Chief Financial Officer, from June 30, 2019 until December 31, 2019.

About USA Technologies, Inc.

USA Technologies, Inc. is a premier payment technology service provider of integrated cashless and mobile transactions in the self-service retail market. The company also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile® for customers on the go, ePort® Interactive, and QuickConnect, an API Web service for developers. Through its acquisition of Cantaloupe Systems, Inc. ("Cantaloupe"), the company also offers logistics, dynamic route scheduling, automated pre-kitting, responsive merchandising, inventory management, warehouse and accounting management solutions. Cantaloupe is a premier provider of cloud and mobile solutions for vending, micro markets, and office coffee services.

Forward-looking Statements:

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability to complete the financial statements required to be included in its unfiled periodic reports, restatement of the affected financial statements and address any material weaknesses; the timing of completion of  interim reviews and audits by the new independent registered public accounting firm; whether the Panel would reconsider the terms of the delisting extension based upon any relevant event, condition or circumstance that exists or may develop, including the additional deficiency; risks relating to the substantial costs and diversion of personnel’s attention and resources deployed to address the restatement of the affected financial statements and internal control matters; the costs and expenses relating to the Audit Committee’s internal investigation; the impact of the internal investigation on the Company, its management and operations; the risk of litigation or regulatory action arising from the internal investigation and its findings, from the failure to timely file its periodic reports with the SEC, or from the restatement of the affected financial statements; any subsequent discovery of additional adjustments to the Company’s previously issued financial statements; the ability of the Company to regain and maintain compliance with Nasdaq’s continued listing requirements; the timing of the review by, and the conclusions of, the Company’s new independent auditor regarding the investigation and its impact on the financial statements; possible default by the Company under its credit facility; the ability of the Company to remediate any material weaknesses in internal control over financial reporting; potential reputational damage that the Company may suffer as a result of the matters under investigation, the failure to file its required periodic reports with the SEC, or the restatement of the affected financial statements; the impact of the internal investigation, and the restatement of the affected financial statements on the value of the Company’s common and preferred stock; the ability of the Company to successfully defend itself, and the possibility of unfavorable outcomes, in the class action and shareholder demands for derivative action or in possible future legal proceedings; the impact of the pending class action and shareholder demands for derivative action on the Company’s business, reputation, results of operations and financial condition; and the risk that the filing of the unfiled periodic reports or the restatement of the affected financial statements will take longer than anticipated. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us speaks only as of the date of this press release. Unless required by law, the Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Contacts

Media:
Joele Frank, Wilkinson Brimmer Katcher
Tim Lynch / Meaghan Repko
212-355-4449
or
Investors:
Blueshirt Group
Monica Gould, +1 212-871-3927
monica@blueshirtgroup.com